As filed with the Securities and Exchange Commission on September 18, 2014

Registration No. 333-195900

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIZENS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6021	05-0412693
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Citizens Plaza

Providence, RI 02903

(401) 456-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stephen T. Gannon

General Counsel and Chief Legal Officer

Citizens Financial Group, Inc.

One Citizens Plaza

Providence, RI 02903

(401) 456-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Nicholas A. Kronfeld Luigi L. De Ghenghi Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Leslie N. Silverman Derek M. Bush Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	161,000,000(1)	$25.00(2)	$4,025,000,000	$518,420.00

(1)	Includes shares which the underwriters have the right to purchase to cover over-allotments.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
1.1	Form of Underwriting Agreement†

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant†

3.2	Form of Amended and Restated Bylaws of the Registrant†

5.1	Opinion of Davis Polk & Wardwell LLP

10.1	Form of Separation and Shareholder Agreement between the Registrant and The Royal Bank of Scotland Group plc†

10.2	Form of Transitional Services Agreement between the Registrant and The Royal Bank of Scotland Group plc†

10.3	Form of Trademark License Agreement between the Registrant and The Royal Bank of Scotland Group plc†

10.4	Form of Registration Rights Agreement between the Registrant and The Royal Bank of Scotland Group plc†

10.5	Form of Indemnification Agreement†

10.6	Employment Agreement, dated October 1, 2013, between the Registrant and Bruce Van Saun†

10.7	Offer Letter, dated November 6, 2013, between The Royal Bank of Scotland Group, plc and Bruce Van Saun†

10.8	Employment Agreement, dated March 21, 2007, between RBS North America Services, Inc. and Ellen Alemany†

10.9	Side Letter, dated March 21, 2007, between RBS North America Services, Inc. and Ellen Alemany†

10.10	Separation and Release Agreement, dated May 13, 2013, between the Registrant, The Royal Bank of Scotland Group, plc and Ellen Alemany†

10.11	Offer Letter, dated August 28, 2007, between RBS North America Services, Inc. and Robert D. Matthews, Jr.†

10.12	Side Letter, dated May 17, 2010, between the Registrant and Robert D. Matthews, Jr.†

10.13	Offer Letter, dated September 18, 2007, between RBS North America Services, Inc. and John Fawcett†

10.14	Offer Letter, dated May 23, 2008, between the Registrant and Brad Conner†

10.15	Offer Letter, dated September 13, 2010, between the Registrant and Nancy Shanik†

10.16	The Royal Bank of Scotland Group, plc 2007 Executive Share Option Plan†

10.17	Form of The Royal Bank of Scotland Group, plc 2007 Executive Share Option Plan Award Certificate†

10.18	Amended and Restated RBS Americas Deferred Compensation Plan, effective January 1, 2009, as amended August 30, 2013†

10.19	Amended and Restated Deferred Compensation Plan for Directors of Citizens Financial Group, Inc., effective January 1, 2009†

Exhibit Number	Description

10.20	Amended and Restated Citizens Financial Group, Inc. Deferred Compensation Plan, effective January 1, 2009†

10.21	Citizens Financial Group, Inc. Executive Severance Practice†

10.22	The Royal Bank of Scotland Group, plc 2010 Deferral Plan Rules†

10.23	Form of The Royal Bank of Scotland Group, plc 2010 Deferral Plan Award Certificate†

10.24	Rules of The Royal Bank of Scotland Group, plc 2010 Long Term Incentive Plan †

10.25	Form of The Royal Bank of Scotland Group, plc 2010 Long Term Incentive Plan Award Certificate†

10.26	Form of The Royal Bank of Scotland Group, plc 2010 Long Term Incentive Plan Award Certificate for Bruce Van Saun†

10.27	Form of The Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan†

10.28	Form of the Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan†

10.29	Form of Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan†

10.30	Form of Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan†

10.31	Form of Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan Award Agreement†

10.32	Form of Citizens Financial Group, Inc. 2014 Employee Stock Purchase Plan†

10.33	Form of Citizens Financial Group, Inc. Non-Employee Directors Compensation Policy†

10.34	RBS Citizens Financial Group, Inc. Performance Formula and Incentive Plan†

10.35	Form of The Royal Bank of Scotland Group, plc CFG Special (IPO) Award Certificate†

10.36	Form of Role Based Allowance Letter†

10.37	Supplemental Retirement Agreement, dated October 31, 1995, as amended, between Charter One Financial, Inc. and Charles J. Koch†

10.38	Form of Amended and Restated Master Service Agreement between Citizens Bank, N.A. and RBS Business Services Private LTD†

10.39	Form of Transitional Services Agreement between Citizens Bank, N.A. and RBS Global Trade Service Centre Private Limited†

21.1	Subsidiaries of the Registrant†

23.1	Consent of Deloitte & Touche LLP†

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this Registration Statement)†

†	Previously filed.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 18th day of September, 2014.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Bruce Van Saun
Name:Bruce Van Saun
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Van Saun Bruce Van Saun	Chairman and Chief Executive Officer (principal executive officer)	September 18, 2014

* Mark Casady	Director	September 18, 2014

* Anthony Di Iorio	Director	September 18, 2014

* Robert Gillespie	Director	September 18, 2014

* William P. Hankowsky	Director	September 18, 2014

* Howard W. Hanna III	Director	September 18, 2014

* Leo I. Higdon	Director	September 18, 2014

* Charles J. Koch	Director	September 18, 2014

Signature	Title	Date

* Robert D. Matthews, Jr.	Director	September 18, 2014

* Arthur F. Ryan	Director	September 18, 2014

* Shivan S. Subramaniam	Director	September 18, 2014

* Wendy A. Watson	Director	September 18, 2014

* Marita Zuraitis	Director	September 18, 2014

* John Fawcett	Executive Vice President and Chief Financial Officer (principal financial officer)	September 18, 2014

* Ronald S. Ohsberg	Executive Vice President and Controller (principal accounting officer)	September 18, 2014

*By:	/s/ Bruce Van Saun
Name:Bruce Van Saun
Title: Attorney in Fact

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